                                                                    EXHIBIT 11.1

                          U.S. OFFICE PRODUCTS COMPANY

            STATEMENT REGARDING COMPUTATION OF NET INCOME PER SHARE

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                               FISCAL YEAR ENDED
                                                                                              --------------------
                                                                                              APRIL 26,  APRIL 30,
                                                                                                1997       1996
                                                                                              ---------  ---------
Primary earnings per share:
  Income before extraordinary item..........................................................  $  58,738  $  34,877
  Extraordinary items--losses on early
    terminations of credit facilities.......................................................      1,450        701
                                                                                              ---------  ---------
    Net income..............................................................................  $  57,288  $  34,176
                                                                                              ---------  ---------
                                                                                              ---------  ---------
  Weighted average shares outstanding.......................................................     60,017     45,030
  Common stock equivalents from stock options...............................................      1,157        553
                                                                                              ---------  ---------
    Total weighted average shares outstanding...............................................     61,174     45,583
                                                                                              ---------  ---------
                                                                                              ---------  ---------
Earnings per share:
  Income before extraordinary item..........................................................  $     .96  $     .77
  Extraordinary items.......................................................................        .02        .02
                                                                                              ---------  ---------
    Net income..............................................................................  $     .94  $     .75
                                                                                              ---------  ---------
                                                                                              ---------  ---------